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                                                                     Exhibit 1.1


                              THE WHITE HOUSE, INC.

                      _________________ Shares Common Stock
      (Plus an Option to Acquire Up to ____ Shares to Cover Overallotments)

                             UNDERWRITING AGREEMENT

                                                    _________________ ____, 2003

William Blair & Company, L.L.C.
SG Cowen Securities Corporation
RBC Dain Rauscher Inc.
     As Representatives of the Several
     Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

         SECTION 1. INTRODUCTORY. The White House, Inc. ("Company"), a Maryland corporation, proposes to issue and sell an aggregate of ________________ shares of common stock, having par value of $0.01 per share ("Common Stock"), and certain stockholders of the Company (collectively referred to as the "Selling Stockholders" and named in SCHEDULE B) propose to sell ________ shares of the Company's issued and outstanding Common Stock to the several underwriters named in SCHEDULE A as it may be amended by the Pricing Agreement hereinafter defined ("Underwriters"), who are acting severally and not jointly. Collectively, such total of _________ shares of Common Stock proposed to be sold by the Company and the Selling Stockholders is hereinafter referred to as the "Firm Shares." In addition, certain of the Selling Stockholders propose to grant to the Underwriters an option to purchase up to _________ additional shares of Common Stock ("Option Shares") as provided in Section 5 hereof. The Firm Shares and, to the extent such option is exercised, the Option Shares, are hereinafter collectively referred to as the "Shares." For purposes of this Agreement, (a) "Management Selling Stockholders" means Richard Sarmiento, Patricia Darrow Smith, Michael Smith, (b) "Institutional Selling Stockholders" means Chancellor Private Capital Offshore Partners I, C.V., Chancellor Private Capital Offshore Partners II, L.P., Chancellor Private Capital Partners III, L.P., Citiventure 96 Partnership, L.P. and Phillips-Smith Specialty Retail Group III, L.P.; and (c) "Other Selling Stockholders" means all Selling Stockholders who are not Management Selling Stockholders or Institutional Selling Stockholders.

         Subsequent to the date hereof and prior to the closing on the First Closing Date (as defined herein) the Company will file amended and restated articles of incorporation with the State Department of Assessments and Taxation of Maryland (the "Charter Amendment") which, among other things, cause (i) the Company to have authorized capital stock comprised solely of 25,000,000 shares of Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share, and (ii) all shares of Class A common stock, par value $0.01 per share, ("Class A Common Stock") of the Company, and Class C common stock, par value $0.01 per share ("Class C Common Stock") of the Company (no shares of Class B common stock of the Company being outstanding) outstanding immediately prior to such Charter Amendment to be automatically, without any action by any person, converted into shares of Common Stock (on a share for share basis). All references in this Agreement to "Common Stock" refer to the single class of Common Stock of the Company following the effective time of the Charter Amendment being offered and sold to the Underwriters pursuant to this Agreement. All references in this Agreement to a number of "Shares" shall (i) prior to the effective time of the Charter Amendment, refer to the shares of Class A Common Stock and Class C Common Stock deposited under the Powers of Attorney and


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Custody Agreements (as hereinafter defined) (as adjusted to reflect any stock split effected in connection with the offering contemplated by the Registration Statement hereinafter defined) and (ii) from and after the effective time of the Charter Amendment, refer to the shares of Common Stock into which such shares of Class A Common Stock and Class C Common Stock were converted pursuant to the Charter Amendment (as adjusted to reflect any stock split effected in connection with the offering contemplated by the Registration Statement hereinafter defined).

         As part of the offering contemplated by this Agreement, the Underwriters agree to reserve out of the Shares to be sold pursuant to this Agreement, up to ______ Shares for sale to employees, relatives of executive officers and business associates of the Company ("Participants"), as set forth in the Registration Statement hereinafter defined and Prospectus herein defined ("Directed Share Program"). The Shares to be sold by the Underwriters pursuant to the Directed Share Program ("Directed Shares") will be sold by the Underwriters pursuant to this Agreement at the public offering price. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus. Under no circumstances will any Underwriter be liable to the Company or to any of the Participants for any action taken or omitted to be taken other than any such action or inaction resulting from the bad faith, willful misconduct or gross negligence of such Underwriter in connection with the transactions effected with regard to any of the Participants.

         You have advised the Company and the Selling Stockholders that the Underwriters propose to make a public offering of their respective portions of the Shares as soon as you deem advisable after the registration statement hereinafter referred to becomes effective, if it has not yet become effective, and the Pricing Agreement as hereinafter defined has been executed and delivered.

         Prior to the purchase and public offering of the Shares by the several Underwriters, the Company, the Selling Stockholders, and the Representatives, acting on behalf of the several Underwriters, shall enter into an agreement substantially in the form of EXHIBIT A hereto ("Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication between the Company, the Selling Stockholders and the Representatives and shall specify such applicable information as is indicated in EXHIBIT A hereto. The offering of the Shares will be governed by this Underwriting Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company and each of the Selling Stockholders hereby confirm their agreements with the Underwriters as follows:

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the several Underwriters that:

         (a) A registration statement on Form S-1 (File No. 333-105482) and a related preliminary prospectus with respect to the Shares have been prepared and filed with the Securities and Exchange Commission ("Commission") by the Company in conformity with the requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "1933 Act;" unless indicated to the contrary all references herein to specific rules are rules promulgated under the 1933 Act); and the Company has so prepared and has filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Without limiting the foregoing, (i) if the Company has elected not to rely upon Rule 430A, the Company has prepared and will promptly file an amendment to the registration statement and an amended prospectus and (ii) if the Company has elected to rely upon Rule 430A, it will prepare and file a


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prospectus pursuant to Rule 424(b) that discloses the information previously omitted from the prospectus in reliance upon Rule 430A. There have been or will promptly be delivered to you three signed copies of such registration statement and amendments, together with three copies of each exhibit filed therewith, and conformed copies of such registration statement and amendments (but without exhibits) and of the related preliminary prospectus or prospectuses and final forms of prospectus for each of the Underwriters.

         Such registration statement (as amended, if applicable) at the time it becomes effective and the prospectus constituting a part thereof (including the information, if any, deemed to be part thereof pursuant to Rule 430A(b) and/or Rule 434), as from time to time amended or supplemented, are hereinafter referred to as the "Registration Statement," and the "Prospectus," respectively, except that if any revised prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Shares which differs from the Prospectus on file at the Commission at the time the Registration Statement became or becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b)), the term Prospectus shall, as the context requires, refer to such revised prospectus from and after the time it was provided to the Underwriters for such use. If the Company elects to rely on Rule 434 of the 1933 Act, all references to "Prospectus" shall be deemed to include, without limitation, the form of prospectus and the term sheet, taken together, provided to the Underwriters by the Company in accordance with Rule 434 of the 1933 Act ("Rule 434 Prospectus"). Any registration statement (including any amendment or supplement thereto or information which is deemed part thereof) filed by the Company under Rule 462(b) ("Rule 462(b) Registration Statement") shall be deemed to be part of the "Registration Statement" as defined herein, and any prospectus (including any amendment or supplement thereto or information which is deemed part thereof) included in such registration statement shall be deemed to be part of the "Prospectus" as defined herein, as appropriate. The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder are hereinafter collectively referred to as the "Exchange Act."

         (b) The Commission has not issued any order preventing or suspending the use of any preliminary prospectus, and each preliminary prospectus has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and when the Registration Statement became or becomes effective, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b), if applicable, and the Prospectus and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from any preliminary prospectus, the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with the information specified in Section 4 of this Agreement.

         (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with the corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified or licensed to do business as a foreign corporation under the corporation law of, and is in good standing as such in, each jurisdiction in which it owns or leases properties, has an office, or in which business is conducted and such qualification or license is required except where the failure to so qualify or be in good standing would not, individually or in the aggregate, have a material adverse effect upon the condition (financial or otherwise), business, assets, results of operations or prospects of the Company or upon the


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Company's ability to perform its obligations under this Agreement or the transactions contemplated hereby (a "Material Adverse Effect"); and no proceeding of which the Company has knowledge has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification or license. The Company owns no capital stock or other beneficial interest in any corporation, limited liability company, partnership, joint venture or other entity.

         (d) As of the date of this Agreement, the Company has an authorized and outstanding capitalization as set forth in the column entitled "actual" under the caption "Capitalization" in the Prospectus and as of the First Closing Date, the Company will have an authorized and outstanding capitalization as set forth in the column entitled "as adjusted" under the caption "Capitalization" in the Prospectus and the first sentence of the second paragraph of Section 1 of this Agreement. The issued and outstanding shares of capital stock of the Company as set forth in the Prospectus (including the Shares to be sold by the Selling Stockholders) have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the description thereof contained in the Prospectus; and except as described in the Prospectus, there is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company; and except as described in the Prospectus, there is outstanding no security or other instrument that by its terms is convertible into or exchangeable for capital stock of the Company, and there is no commitment, plan or arrangement to issue such a security or instrument.

         (e) The Shares to be sold by the Company have been duly authorized and when issued, delivered and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and (i) will conform to the description thereof contained in the Prospectus, (ii) will be free of any Encumbrance (hereinafter defined) or preemptive rights, rights of first refusal, rights of co-sale or similar rights in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Charter Documents, the Order or Regulation of any Governmental Authority, Contract (as these terms are hereinafter defined) or otherwise, (iii) will not be subject to any voting trust arrangements and (iv) will be duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance.

         (f) The making and performance by the Company of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein or therein have been duly authorized by all necessary corporate action and will not violate any provision of the Company's articles of incorporation or bylaws (together referred to as "Charter Documents") and do not and will not result in the breach, violation or contravention of (i) any provision of any contract, agreement, lease, franchise, License (as hereinafter defined), loan agreement, credit agreement, promissory note, indenture, mortgage, deed of trust, instrument or other obligation (collectively, "Contract") to which the Company is a party or by which the Company or its property may be bound or affected,
(ii) any consent, decree, writ, judgment, award, injunction or order (collectively, "Order") or statute, law, rule, regulation, permit, authorization, approval or registration (collectively "Regulation") applicable to the Company or its property of any court, arbitration authority or other alternative dispute forum, government or governmental department, agency, board, commission, bureau or instrumentality or other regulatory authority or body, (in each case whether foreign, federal, state, local or otherwise and collectively referred to as a "Governmental Authority") having jurisdiction over the Company or any of its properties or (iii) any order of any Governmental Authority entered in any proceeding to which the Company was or is now a party, by which it is bound or by which it or any of its properties are affected. No consent, approval, authorization or other order of any Governmental Authority is required for the execution and delivery of this Agreement or the Pricing Agreement or the consummation of the transactions contemplated herein or therein, except for compliance with the 1933 Act and state or province securities laws applicable to the public offering of the Shares by the several Underwriters and clearance of such offering with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly executed and delivered by the Company.


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         (g) The accountants who have expressed their opinions with respect to the financial statements and schedules included in the Registration Statement are independent accountants as required by the 1933 Act, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Commission thereunder.

         (h) The financial statements and schedules of the Company included in the Registration Statement and Prospectus, including the notes thereto, present fairly the financial position of the Company as of the respective dates of such financial statements, and the results of operations and cash flow of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed in the Prospectus, and the supporting schedules included in the Registration Statement present fairly in accordance with generally accepted accounting principles the information required to be stated therein. The other financial and statistical information and data set forth in the Registration Statement and Prospectus, including the financial information set forth under "Summary Financial and Operating Data" and "Selected Financial and Operating Data," present fairly on the basis stated in the Prospectus, the information set forth therein and have been prepared on a basis consistent with that of the financial statements included in the Registration Statement and Prospectus and the books and records of the Company. The pro forma and as adjusted information included in the Prospectus present fairly the information shown therein, have been prepared in accordance with generally accepted accounting principles and the Commission's rules and guidelines with respect to pro forma information, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate under the circumstances. No "non-GAAP financial measures" (as defined in Regulation G) is disclosed in the Registration Statement or Prospectus except for disclosure which complies with the requirements of Item 10 of Regulation S-K and Regulation G promulgated by the Commission. The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate.

         (i) The Company is not in violation of its Charter Documents or in default, violation or contravention under any Order of any Governmental Authority; the Company is not in default, breach, violation or contravention with respect to any material provision of any Contract to which it is a party or by which its property may be bound or affected; and there does not exist any state of facts which constitutes an event of default, breach, violation or contravention under or of such Contracts or which, with notice or lapse of time or both, would constitute such an event of default, breach, violation or contravention, in each case, except for defaults, breaches, violations or circumstances of contravention which neither singly nor in the aggregate are material to the Company or would have a Material Adverse Effect.

         (j) There are no material legal or Governmental Authority proceedings pending, or to the Company's knowledge, threatened to which the Company is or may be a party or of which material property owned or leased by the Company is or may be the subject, or which are related to environmental or discrimination matters which are not disclosed in the Prospectus, or which question the validity of this Agreement or the Pricing Agreement or any action taken or to be taken pursuant hereto or thereto.

         (k) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.


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         (l) The Company has designed and established, and is maintaining,
(a) "disclosure controls and procedures" (as defined below) adequate to ensure that material information relating to the Company is made known to the Company's principal executive officer and principal financial officer by others within those entities, and (b) "internal controls and procedures for financial reporting" which provide reasonable assurance that the Company's financial statements are fairly presented in conformity with generally accepted accounting principles. For the purposes of the foregoing sentence, (a) the phrase "disclosure controls and procedures" means controls and other procedures of the Company that are designed to ensure that information required to be disclosed by the issuer in registration statements under the 1933 Act or reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission's rules and forms; "disclosure controls and procedures" include, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in such registration statements and reports that it files or submits is accumulated and communicated to the Company's management, including its principal executive officer or officers and principal financial officer or officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure; and (b) the phrase "internal controls and procedures for financial reporting" means controls that pertain to the preparation of financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principals as addressed by the Codification of Statements on Auditing Standards ss. 319 or any superseding definition or other literature that is adopted by the Public Company Accounting Oversight Board.

         (m) Except as disclosed in the Prospectus, there are no holders of securities of the Company having rights to registration thereof or any person having preemptive rights or rights of first refusal to purchase Common Stock. All holders of registration rights who are not Selling Stockholders have waived such rights with respect to the offering being made by the Prospectus.

         (n) The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements hereinabove described (or elsewhere in the Prospectus), subject to no lien, security interest, mortgage, pledge, charge, claim, assignment, hypothecation, interest of another person or encumbrance of any kind (collectively, "Encumbrance") except those, if any, reflected in such financial statements (or elsewhere in the Prospectus) or which are not material to the Company. The Company holds its leased properties under valid and binding leases. The Company has not received any notice of any claim adverse to its ownership of any property of any claim against the continued possession of any property, whether owned or held under lease or sublease by the Company.

         (o) The Company has not taken and will not take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

         (p) Subsequent to the respective dates as of which information is given in the Registration Statement and Prospectus, and except as contemplated by the Prospectus, the Company has not paid any dividends on its capital stock and has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions not in the ordinary course of business and there has not been any material adverse change in its condition (financial or otherwise), business, properties, assets, results of operations or prospects nor any material change in its capital stock, short-term debt or long-term debt. Except as disclosed in writing to the Representatives and their counsel, prior to the date hereof, the Company has not received notice (either formally or informally) of an adverse change in or termination of, the Company's business relationship with any manufacturer, distributor or vendor (whether of private label brand, national brand name or otherwise) or with any sales representative of the Company, which change(s) or termination(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.


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         (q) There is no material document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement (including the exhibits, schedules and appendices to such exhibit, whether or not incorporated by reference into the registration statement) which is not described or filed as required. Except as disclosed in the Prospectus, there are no relationships, direct or indirect, or related-party transactions involving the Company or any other person that are required to be described in the Registration Statement or the Prospectus. The Company is not, directly or indirectly, extending or maintaining credit, arranging for the extension of credit or renewing an extension of credit, in the form of a personal loan to or for any director or executive officer (or equivalent thereof) of the Company.

         (r) The Company owns and possesses all right, title and interest in and to, or has duly licensed from third parties a valid, enforceable right to use, all patents, patent rights, trade secrets, inventions, know-how, trademarks, trade names, copyrights, service marks and other proprietary rights ("Trade Rights") material to the business of the Company. The Company has not received any notice of, and has no knowledge of, infringement, misappropriation or conflict from any third party as to such material Trade Rights which has not been resolved or disposed of, and the Company has not infringed, misappropriated or otherwise conflicted with Trade Rights of any third parties, which infringement(s), misappropriation(s) or conflict(s), individually or in the aggregate, would or could reasonably be expected to have a Material Adverse Effect.

         (s) No labor disturbance by the employees of the Company exists or, to the best of the Company's knowledge, is imminent and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, could reasonably be expected to have a Material Adverse Effect.

         (t) The Company and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA")) established or maintained by the Company are in compliance in all material respects with ERISA and the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "Code"). No "reportable event" (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" established or maintained by the Company. No "employee benefit plan" established or maintained by the Company, if such "employee benefit plan" were terminated, would have any "amount of unfounded benefit liabilities" (as defined under ERISA). The Company has not incurred or does not reasonably expect to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each "employee benefit plan" established or maintained by the Company that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

         (u) The Company and the conduct of the Company's business is in compliance in all respects with applicable federal, state, local and foreign Regulations (including, without limitation, all applicable effective provisions of the Sarbanes-Oxley Act of 2002), except where the failure(s) to be in compliance, individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect. The Company has no knowledge of, nor has the Company received notice of, any material violation or alleged material violation by the Company of any such Regulations.

         (v) All offers, sales, transfers, issuances and grants of the Company's securities prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act or were registered in accordance with the provisions of the 1933 Act and were duly registered with or the subject of an available exemption from the registration requirements of the applicable state or foreign securities laws. Except as described in the Registration Statement, the Company has not sold or issued any shares


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of Common Stock during the six-month period preceding the date of the
Prospectus, including any sales pursuant to Regulation D or Regulation S or which are were otherwise exempt from registration under the 1933 Act other than shares issued or options granted pursuant the exemption from registration under the 1933 Act provided by Rule 701.

         (w) The Company has accurately prepared and timely filed all necessary foreign, federal, state and local tax returns (whether related to income, profits, receipts, premium, franchise, value-added, sales, use, property, ad valorem, severance, occupation, service, lease, valuation, transfer, excise, custom duties, employment, employee welfare or retirement, social security, withholding and payroll) and paid all taxes shown as due thereon, and there is no tax deficiency that has been, or to the knowledge of the Company might be, asserted against the Company or any of its properties or assets that would or could reasonably be expected to have a Material Adverse Effect.

         (x) A registration statement relating to the Common Stock has been declared effective by the Commission pursuant to the Exchange Act and the Common Stock is duly registered thereunder and no amendment to such registration is or will be required upon the consummation of the transactions contemplated hereby. The Company has filed an application to list the Shares on the Nasdaq National Market, and has received notification that the listing has been approved, subject to notice of issuance or sale of the Shares, as the case may be.

         (y) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended ("Investment Company Act").

         (z) The Company is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are generally deemed adequate and customary for its business.

         (aa) Except as disclosed in the Prospectus, the Company is not currently prohibited, directly or indirectly, from paying any dividends to its stockholders, from making any other distribution on its capital stock, from repaying to any lender or third party extending credit any loans or advances to it or from transferring any of its property or assets and to the Company's knowledge no such prohibition is threatened or proposed.

         (bb) The Company has obtained all licenses, permits, certificates, authorizations, approvals or consents (collectively, the "Licenses") required by any Governmental Authority to properly and legally operate or conduct the business in which it is engaged on the date hereof and which are necessary or desirable for the successful conduct of its business as conducted and as proposed to be conducted, except in each case where the failure to obtain such Licenses would not and could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Each such License has been duly obtained, is valid and in full force and effect, is renewable by its terms or in the ordinary course of business without the need to comply with any more burdensome qualifications or procedures than applicable in the past or to pay any amount other than routine filing fees. The Company (i) is not subject to any pending or, to its knowledge, threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect,
(ii) is not acting outside the scope and authority granted to it pursuant to any such License, or otherwise is not in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of any License and (iii) has not permitted any Licenses granted to it to lapse since its original effective date, except where such default, violation or lapse would not, and could not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect. The Company has completed and submitted, on a timely basis, all reports and filings associated with its business as are required by any Governmental Authority, except where the failure to timely file


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such reports or filings would not and could not be reasonably expected to individually or in the aggregate have a Material Adverse Effect..

         (cc) Neither the Company nor, to the best of the Company's knowledge, any employee or agent of the Company, has made any contribution or other payment to any employee of any Governmental Authority or any official of, or candidate for, any federal, state or foreign office in violation of any Regulation or of the character required to be disclosed in the Prospectus. There are no transactions, arrangements or other relationships which are required to be disclosed in the Prospectus by Item 303 of Regulation S-K or the Commission's "Statement About Management's Discussion and Analysis of Financial Condition and Results of Operations" (January 22, 2002) or which are not so described or described as required.

         (dd) The Company has not offered, or caused the Underwriters to offer, any securities to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer, vendor, strategic partner or supplier of the Company to alter such party's level or type of business with the Company or (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

         (ee) The Charter Amendment (i) has been duly authorized and approved by all necessary corporate, board and stockholder action, (ii) will be filed with and accepted for recording by the State Department of Assessments and Taxation of Maryland on or before the closing on the First Closing Date, (iii) requires no governmental or third party consent or approval prior to its becoming effective other than acceptance for recording by the Department of Assessments and Taxation of Maryland of the Charter Amendment, and (iv) will be in full force and effect before the closing on the First Closing Date. The issuance of shares of Common Stock pursuant to and in accordance with the Charter Amendment upon the conversion of the Class A Common Stock and Class C Common Stock does not require registration under the 1933 Act and will not be integrated with the sale of the securities by the Underwriters contemplated by this Agreement. The filing and effectiveness of the Charter Amendment will not (x) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any Contract which the Company is bound or to which any of the property or assets of the Company is subject, other than such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not and could not reasonable be expected to have a Material Adverse Effect, (y) result in any violation of the provisions of the Charter of the Company, or (z) result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or its properties other than a violations which would not and could not reasonably be expected to have a Material Adverse Effect. Immediately subsequent to the filing of the Charter Amendment, the Company will be duly incorporated and validly existing as a corporation in good standing under the laws of the State of Maryland.

         (ff) The amendment to the Company's articles of incorporation which effect a 1 for 3.25 reverse stock split (the "Stock Split Amendment") (i) has been duly authorized and approved by all necessary corporate, board and stockholder action, (ii) has been filed with and accepted for recording by the State Department of Assessments and Taxation of Maryland prior to the date of this Agreement, (iii) requires no governmental or third party consent or approval prior to its becoming effective, and (iv) is in full force and effect. The filing and effectiveness of the Stock Split Amendment did not (x) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any Contract which the Company is bound or to which any of the property or assets of the Company is subject, other than such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not and could not reasonable be expected to have a Material Adverse Effect, (y) result in any violation of the provisions of the Charter of the Company, or (z) result in any violation of the provisions of any statute or any order, rule or regulation of any court or Governmental Authority having jurisdiction over the Company or its properties other than a violations which would not and could not reasonably be expected to have a Material Adverse Effect.

         (gg) The Company currently intends to use the net proceeds received by it from the sale of the Shares being sold by it as follows: $11.8 million of the net proceeds to make required distributions to holders of the Company's Class C common stock, to fund capital expenditures and pay expenses incurred in connection with the planned relocation of its headquarters and distribution center (which the Company currently estimates to be approximately $1.7 million) and the remaining net proceeds to for general corporate purposes, including the opening of new stores and working capital.

         SECTION 3. REPRESENTATIONS, WARRANTIES AND COVENANTS OF SELLING STOCKHOLDERS.

         (a) Each Selling Stockholder severally, solely for and on behalf of itself, represents and warrants to, and agrees with, the Company and the several Underwriters that:

                  (i) Such Selling Stockholder has, and on the First Closing Date (hereinafter defined) or the Second Closing Date (hereinafter defined), as the case may be, will have, valid marketable title to the Shares proposed to be sold by such Selling Stockholder hereunder on such date and full right, power and authority and all authorization and approval required by law to enter into this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement (hereinafter defined) and to sell, assign, transfer and deliver such Shares hereunder, free and clear of all voting trust arrangements, Encumbrances, equities, claims and community property rights; and upon delivery of and payment for such Shares hereunder, the Underwriters will acquire valid marketable title thereto, free and clear of all voting trust arrangements, Encumbrances, equities, claims and community property rights.

                  (ii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or which might be reasonably expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

                  (iii) Such Selling Stockholder has duly executed and delivered a Power of Attorney and Custody Agreement among Richard D. Sarmiento, Craig J. Foley, and Howard E. Goldstein (collectively Mr. Sarmiento, Mr. Foley and Mr. Goldstein are referred to herein as the "Agents"), Registrar and Transfer Company, as custodian ("Custodian") and the Selling Stockholders (the "Power of Attorney and Custody Agreement"), a copy of which has been delivered to you, naming the Agents as such Selling Stockholder's attorneys-in-fact (and, by the execution by any Agent of this Agreement, such Agent hereby represents and warrants that he has been duly appointed as attorney-in-fact by each of the Selling Stockholders pursuant to the Power of Attorney and Custody Agreement) for the purpose of entering into and carrying out this Agreement and the Pricing Agreement; the Power of Attorney and Custody Agreement constitutes a valid and binding agreement on the part of such Selling Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

         Such Selling Stockholder has deposited in custody, under the Power of Attorney and Custody Agreement, certificates in negotiable form for the Shares to be sold hereunder by such Selling Stockholder, for the purpose of further delivery pursuant to this Agreement. Such Selling Stockholder agrees that the Shares to be sold by such Selling Stockholder on deposit with the Custodian are subject to the interests of the Company, the Underwriters and the other Selling Stockholders, that the arrangements made for such custody, and the appointment of the Agents pursuant to the Power of Attorney and Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Stockholder hereunder and under the Power of Attorney and Custody Agreement shall not be terminated except as provided in this Agreement or in the Power of Attorney and Custody Agreement by any act of such Selling

Stockholder, by operation of law, whether, in the case of an individual Selling Stockholder, by the death or incapacity of such Selling Stockholder or, in the case of a trust or estate, by the death of the trustee or trustees or the executor or executors or the termination of such trust or estate, or, in the case of a partnership, corporation or other entity, by the dissolution, winding-up or other event affecting the legal life of such entity, or by the occurrence of any other event. If any individual Selling Stockholder, trustee or executor should die or become incapacitated, or any such trust, estate, partnership, corporation or other entity should be terminated, or if any other event should occur before the delivery of the Shares hereunder, the documents evidencing Shares then on deposit with the Custodian shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, termination or other event had not occurred, regardless of whether or not the Custodian shall have received notice thereof. Each Agent has been authorized by such Selling Stockholder to execute and deliver this Agreement and the Pricing Agreement and the Custodian has been authorized to receive and acknowledge receipt of the proceeds of sale of the Shares to be sold by such Selling Stockholder against delivery thereof and otherwise act on behalf of such Selling Stockholder.

                  (iv) The execution and delivery by the Agent on behalf of such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Pricing Agreement or the Power of Attorney and Custody Agreement, do not and will not contravene any provision of applicable law, or any agreement or other instrument binding upon such Selling Stockholder or any judgment, order or decree of any Governmental Authority or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of or qualification with any Governmental Authority is required for the performance by such Selling Stockholder of its obligations under this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement, except as may be required by the 1933 Act and state or province securities or blue sky laws in connection with the offer and sale of the Shares.

                  (v) Such Selling Stockholder has executed and delivered to the Representatives a lock-up letter agreement in substantially the form attached hereto as EXHIBIT B pursuant to which such Selling Stockholder agrees with the Company and the Underwriters, among other things, not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock, or to announce an intent to do any of the foregoing or to exercise any registration rights with respect to any of the foregoing, for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C.

                  (vi) The representations and warranties of such Selling Stockholder in the Power of Attorney and Custody Agreement are and will be true and correct, and such Selling Stockholder acknowledges that any certificate signed by or on behalf of such Selling Stockholder and delivered to the Representatives or to Underwriters' counsel shall be deemed to be a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

         (b) Each Management Selling Stockholder represents and warrants to, and agrees with, the several Underwriters that the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct.

         (c) Each Institutional Selling Stockholder, severally, solely for and on behalf of itself, represents and warrants to, and agrees with, the several Underwriters that each preliminary prospectus, insofar as it has related to such Institutional Selling Stockholder and, to the knowledge of such Institutional Selling Stockholder in all other respects, as of its date, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and with respect to the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be,

(1) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Institutional Selling Stockholder, and the Registration Statement and the Prospectus and any amendments or supplements thereto, to the knowledge of such Institutional Selling Stockholder in all other respects, contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Institutional Selling Stockholder, and, to the knowledge of such Institutional Selling Stockholder in all other respects, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (1) nor (2) shall have any effect if information has been given by such Institutional Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

         (d) Each Other Selling Stockholder, severally, solely for and on behalf of itself, represents and warrants to, and agrees with, the several Underwriters that each preliminary prospectus, insofar as it has related to such Other Selling Stockholder, as of its date, has conformed in all material respects with the requirements of the 1933 Act and, as of its date, has not included any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein not misleading; and with respect to the Registration Statement at the time of effectiveness, and at all times subsequent thereto, up to the First Closing Date or the Second Closing Date hereinafter defined, as the case may be, (1) such parts of the Registration Statement and the Prospectus and any amendments or supplements thereto as relate to such Other Selling Stockholder contained or will contain all statements that are required to be stated therein in accordance with the 1933 Act and in all material respects conformed or will in all material respects conform to the requirements of the 1933 Act, and (2) neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, as it relates to such Other Selling Stockholder, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided that neither clause (1) nor (2) shall have any effect if information has been given by such Other Selling Stockholder to the Company and the Representatives in writing which would eliminate or remedy any such untrue statement or omission.

         (e) In order to document the Underwriter's compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended, with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or on the First Closing Date a properly completed and executed United States Treasury Department Form W-8 or W-9 (or other applicable form of statement specified by Treasury Department regulations in lieu thereof).

         SECTION 4. REPRESENTATIONS AND WARRANTIES OF THE UNDERWRITERS. The Representatives, on behalf of the several Underwriters, represent and warrant to the Company and the Selling Stockholders that the information set forth (a) on the cover page of the Prospectus with respect to price and underwriting discount and (b) the _______, _________, and ________ paragraphs under the caption "Underwriting" in the Prospectus was comprises the information furnished to the Company by and on behalf of the Underwriters for use in connection with the preparation of the Registration Statement.

         SECTION 5. PURCHASE, SALE AND DELIVERY OF SHARES. On the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, the Company and the Selling Stockholders, severally and not jointly, agree to sell to the Underwriters named in SCHEDULE A hereto, and the Underwriters agree, severally and not jointly, to purchase from the Company and the Selling Stockholders, respectively, _______ Firm Shares from the Company and the respective number of Firm Shares set forth opposite the names of the Selling Stockholders in SCHEDULE B hereto at the price per share set forth in the Pricing Agreement. The obligation of each Underwriter to the Company shall be to purchase from the Company that number of full shares which (as nearly as practicable, as determined by you) bears ____ to Shares, the same proportion as the number of Shares set forth opposite the name of such Underwriter in SCHEDULE A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The obligation of each Underwriter to each Selling Stockholder shall be to purchase from such Selling Stockholder the number of full shares which (as nearly as practicable, as determined by you) bears to that number of Firm Shares set forth opposite the name of such Selling Stockholder in SCHEDULE B hereto, the same proportion as the number of Shares set forth opposite the name of such Underwriter in SCHEDULE A hereto bears to the total number of Firm Shares to be purchased by all Underwriters under this Agreement. The initial public offering price and the purchase price shall be set forth in the Pricing Agreement.

         At 9:00 A.M., Chicago Time, on the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act or unless postponed in accordance with the provisions of Section 12 of this Agreement) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fourth business day, if permitted under Rule 15c6-1 under the Exchange Act, (or the third business day if required under Rule 15c6-1 under the Exchange Act) after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company, the Company and the Custodian will deliver to you at the offices of counsel for the Underwriters or through the facilities of The Depository Trust Company for the accounts of the several Underwriters, certificates representing the Firm Shares to be sold by them, respectively, against payment of the purchase price therefor by delivery of federal or other immediately available funds, by wire transfer or otherwise, to the Company and the Custodian. Such time of delivery and payment is herein referred to as the "First Closing Date." The certificates for the Firm Shares so to be delivered will be in such denominations and registered in such names as you request by notice to the Company and the Custodian prior to 10:00 A.M., Chicago Time, on the second business day preceding the First Closing Date, and will be made available at the Company's expense for checking and packaging by the Representatives at 10:00 A.M., Chicago Time, on the business day preceding the First Closing Date. Payment for the Firm Shares so to be delivered shall be made at the time and in the manner described above at the offices of counsel for the Underwriters.

         In addition, on the basis of the representations, warranties, covenants and agreements herein contained, but subject to the terms and conditions herein set forth, certain of the Selling Stockholders, severally and not jointly, hereby grant an option to the several Underwriters to purchase, severally and not jointly, up to the respective number of Option Shares set forth opposite the name of the Selling Stockholders on SCHEDULE B hereto, at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any overallotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within 30 days after the date of the initial public offering upon notice by you to the Company and the Agents setting forth the aggregate number of Option Shares as to which the Underwriters are exercising the option, the names and denominations in which the certificates for such shares are to be registered and the time and place at which such certificates will be delivered. Such time of delivery (which may not be earlier than the First Closing Date), being herein referred to as the "Second Closing Date," shall be determined by you, but if at any time other than the First Closing Date, shall not be earlier than three nor later than 10 full business days after delivery of such notice of exercise. The number of Option Shares to (i) be sold by each Selling Stockholder shall be determined by multiplying the aggregate number of Option Shares to be purchased by the Underwriters, as set forth in the notice of exercise, by a fraction, the numerator of which is the number of Option Shares set forth opposite such Selling Stockholder's name in SCHEDULE B and the denominator of which is the aggregate number of Options Shares set forth opposite all of the Selling Stockholders' names in SCHEDULE B (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make) and (ii) be purchased by each Underwriter shall be determined by multiplying the number of Option Shares to be sold by the Selling Stockholders pursuant to such notice of exercise by a fraction, the numerator of which is the number of Firm Shares to be purchased by such Underwriter as set forth opposite its name in SCHEDULE A and the denominator of which is the total number of Firm Shares (subject to such adjustments to eliminate any fractional share purchases as you in your absolute discretion may make). Certificates for the Option Shares will be made available at the Company's expense for checking and packaging at 10:00 A.M., Chicago Time, on the first full business day preceding the Second Closing Date. The manner of payment for and delivery of the Option Shares shall be the same as for the Firm Shares as specified in the preceding paragraph.

         You have advised the Company and the Selling Stockholders that each Underwriter has authorized you to accept delivery of its Shares and to make payment and to acknowledge receipt therefor. You, individually and not as the Representatives of the Underwriters, may make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by you by the First Closing Date or the Second Closing Date, as the case may be, for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any obligation hereunder.

         SECTION 6. COVENANTS OF THE COMPANY. The Company covenants and agrees that:

         (a) The Company will advise you and the Selling Stockholders promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose, and will also advise you and the Selling Stockholders promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any preliminary prospectus or of the Prospectus, or for additional information.

         (b) The Company will give you and the Selling Stockholders notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any Rule 462(b) Registration Statement or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file at the Commission at the time the Registration Statement became or becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) and any term sheet as contemplated by Rule 434) and will furnish you and the Selling Stockholders with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which you or counsel for the Underwriters shall reasonably object.

         (c) If the Company elects to rely on Rule 434 of the 1933 Act, the Company will prepare a term sheet that complies with the requirements of Rule
434. If the Company elects not to rely on Rule 434, the Company will provide the Underwriters with copies of the form of prospectus, in such numbers as the Underwriters may reasonably request, and file with the Commission such prospectus in accordance with Rule 424(b) of the 1933 Act by the close of business in New York City on the second business day immediately succeeding the date of the Pricing Agreement. If the Company elects to rely on Rule 434, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus, in such numbers as the Underwriters may reasonably request, by the close of business in New York on the business day immediately succeeding the date of the Pricing Agreement.

         (d) If at any time when a prospectus relating to the Shares is required to be delivered under the 1933 Act any event occurs as a result of which the Prospectus, including any amendments or supplements, would include an untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend or supplement the Prospectus, including any amendments or supplements thereto and including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Shares which differs from the prospectus on file with the Commission at the time of effectiveness of the Registration Statement, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) to comply with the 1933 Act, the Company promptly will advise you thereof and will promptly prepare and file with the Commission an amendment or supplement (in form and substance satisfactory to counsel for the Underwriters) which will correct such statement or omission or an amendment or supplement which will effect such compliance; and, in case any Underwriter is required to deliver a prospectus nine months or more after the effective date of the Registration Statement, the Company upon request, but at the expense of such Underwriter, will prepare promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of
Section 10(a)(3) of the 1933 Act.

         (e) The Company will not, prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, incur any liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, except as contemplated by the Prospectus.

         (f) The Company will not acquire any capital stock of the Company prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares nor will the Company declare or pay any dividend or make any other distribution upon the Common Stock payable to stockholders of record on a date prior to the earlier of the Second Closing Date or termination or expiration of the option relating to the Option Shares, except in either case as contemplated by the Prospectus.

         (g) As soon as practicable, but in any event not later than 15 months after the effective date of the Registration Statement, the Company will make generally available to its security holders an earnings statement (which need not be audited) covering a period of at least 12 months beginning after the effective date of the Registration Statement, which will satisfy the provisions of the last paragraph of Section 11(a) of the 1933 Act.

         (h) During such period as a prospectus is required by law to be delivered in connection with offers and sales of the Shares by an underwriter or dealer, the Company will furnish to you at its expense, subject to the provisions of subsection (d) hereof, copies of the Registration Statement, the Prospectus, each preliminary prospectus and all amendments and supplements to any such documents in each case as soon as available and in such quantities as you may reasonably request, for the purposes contemplated by the 1933 Act.

         (i) The Company will cooperate with the Underwriters in qualifying or registering the Shares for sale under the state and foreign securities laws and blue sky laws of such jurisdictions as you designate, and will continue such qualifications in effect so long as reasonably required for the distribution of the Shares. In connection with such qualification or registration of the Shares, the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any such jurisdiction where it is not currently qualified or where it would be subject to taxation as a foreign corporation.

         (j) During the period of five years hereafter, the Company will furnish you and each of the other Underwriters with a copy (i) as soon as practicable after the filing thereof, of each report filed by the Company with the Commission, any securities exchange, any national securities association or the NASD; (ii) as soon as practicable after the release thereof, of each material press release in respect of the Company; (iii) as soon as available, of each report of the Company mailed to stockholders; and (iv) any additional information of a public nature concerning the Company or its business that you may reasonably request.

         (k) Promptly after the First Closing, the Company will use $11.8 million of the net proceeds from the offering to make required distributions to holders of the Company's Class C common stock.

         (l) If, at the time of effectiveness of the Registration Statement, any information shall have been omitted therefrom in reliance upon Rule 430A and/or Rule 434, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A, Rule 424(b) and/or Rule 434, copies of an amended Prospectus, or, if required by such Rule 430A and/or Rule 434, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted. If required, the Company will prepare and file, or transmit for filing, a Rule 462(b) Registration Statement not later than the date of the execution of the Pricing Agreement. If a Rule 462(b) Registration Statement is filed, the Company shall make payment of, or arrange for payment of, the additional registration fee owing to the Commission required by Rule 111 of the 1933 Act.

         (m) The Company will comply with all registration, filing and reporting requirements of the Exchange Act and the National Association of Securities Dealers Automated Quotation ("Nasdaq") National Market System which from time to time may be applicable to the Company and will file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463.

         (n) The Company agrees not to sell, contract to sell or otherwise dispose of, or file a registration statement with the Commission with respect to, any Common Stock or securities convertible into Common Stock for a period of 180 days after this Agreement becomes effective without the prior written consent of William Blair & Company, L.L.C., except (i) in connection with the offering of the Shares, (ii) in connection with any acquisition of all or substantially all of the assets of another business or all of the stock of a corporation in a business combination; provided, however, that prior to the issuance of shares in accordance with this clause the recipients of such shares deliver executed lock- up letters to William Blair & Company, L.L.C. in substantially the form attached hereto as EXHIBIT B, (iii) the grant, in the ordinary course of business, to employees and/or directors of options to purchase shares of Common Stock, or (v) in the ordinary course of business pursuant to the Company's Employee Stock Purchase Plan. At or before the time the Pricing Agreement is executed, the Company shall delivered to you a letter substantially in the form of Exhibit B hereto from each of the Company's officers, directors and security holders pursuant to which each such person agrees, except as expressly permitted therein, not to offer, sell, contract to sell or otherwise dispose of any Common Stock or any securities exercisable for or convertible into Common Stock for a period of 180 days after the date of this Agreement without the prior written consent of William Blair & Company, L.L.C.

         (o) The Company agrees to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statement of income, stockholders' equity and cash flows of the Company certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders summary financial information of the Company for such quarter in reasonable detail.

         (p) The Company will list the Shares on the Nasdaq National Market and the Company will promptly deliver to the Underwriters copies of all correspondence to and from, and all documents issued to and by, the Commission in connection with the registration of the Shares under the 1933 Act and listing of the Shares on the Nasdaq National Market.

         (q) Prior to the Closing on the First Closing Date, the Charter amendment shall have been filed with the State Department of Assessments and Taxation of Maryland and shall have become effective in all respects.

         (r) Prior to the First Closing Date, the Company will issue no press release or other communication to the public, directly or indirectly, with respect to the Company or with respect to its financial condition, results of operations, business, properties, assets or liabilities or the offering of the Shares, without your prior consent, which consent shall not be unreasonably withheld.

         (s) In connection with the Directed Share Program, the Company will place stop transfer orders on any Directed Shares that have been sold to Participants subject to the three month restriction on sale, transfer, assignment, pledge or hypothecation imposed by NASD Regulation, Inc. under its Interpretative Material 2110-1 on free-riding and withholding to the extent necessary to ensure compliance with the three month restrictions.

         SECTION 7. PAYMENT OF EXPENSES. Whether or not the transactions contemplated hereunder are consummated or this Agreement becomes effective as to all of its provisions or is terminated, the Company agrees to pay (i) all costs, fees and expenses (other than legal fees and disbursements of counsel for the Underwriters and the expenses incurred by the Underwriters) incurred in connection with the performance of the Company's obligations hereunder, including without limiting the generality of the foregoing, all fees and expenses of legal counsel for the Company and of the Company's independent accountants, all costs and expenses incurred in connection with the preparation, printing, filing and distribution of the Registration Statement, each preliminary prospectus and the Prospectus (including all exhibits and financial statements) and all amendments and supplements provided for herein, this Agreement, the Pricing Agreement and the blue sky memorandum, (ii) all costs, fees and expenses (including legal fees and disbursements of counsel for the Underwriters) incurred by the Underwriters in connection with qualifying or registering all or any part of the Shares for offer and sale under applicable state and foreign securities laws and blue sky laws, including the preparation of a blue sky memorandum relating to the Shares and clearance of such offering with the NASD, (iii) the fees of the Custodian and other fees and expenses related to the offering of Shares by the Selling Stockholders, (iv) all fees and expenses of the Company's transfer agent, printing of the certificates for the Shares and all transfer taxes, if any, with respect to the sale and delivery of the Shares to the several Underwriters, (v) all fees and expenses in connection with qualification and inclusion of the Shares and the other then outstanding shares of Common Stock on the Nasdaq National Market, (vi) the cost of printing or producing any agreement among underwriters, this Agreement, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares and (vii) all costs, fees, expenses and disbursement of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. The provisions of this Section shall not affect any agreement which the Company and the Selling Stockholders may make for the allocation or sharing of such expenses and costs.

         SECTION 8. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the several Underwriters to purchase and pay for the Firm Shares on the First Closing Date and, to the extent the Underwriters have elected to purchase the Option Shares but only to the extent of such election, the Option Shares on the Second Closing Date, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Stockholders herein set forth as of the date hereof and as of the First Closing Date or the Second Closing Date, as the case may be, to the accuracy of the statements of officers of the Company made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their respective obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement shall have become effective either prior to the execution of this Agreement or not later than 1:00 P.M., Chicago Time, on the first full business day after the date of this Agreement, or such later time as shall have been consented to by you but in no event later than 1:00 P.M., Chicago Time, on the third full business day following the date hereof; and prior to the First Closing Date or the Second Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company, the Selling Stockholders or you, shall be contemplated by the Commission. If the Company has elected to rely upon Rule 430A and/or Rule 434, the information concerning the initial public offering price of the Shares and price-related information shall have been transmitted to the Commission for filing pursuant to Rule 424(b) within the prescribed period and the Company will provide evidence satisfactory to the Representatives of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430A and 424(b)). If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the First Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b).

         (b) The Shares shall have been qualified for sale under state and foreign securities laws and the blue sky laws of such jurisdictions as shall have been specified by the Representatives.

         (c) The legality and sufficiency of the authorization, issuance and sale or transfer and sale of the Shares hereunder, the validity and form of the certificates representing the Shares, the execution and delivery of this Agreement and the Pricing Agreement, and all corporate proceedings and other legal matters incident thereto, and the form of the Registration Statement and the Prospectus (except financial statements) shall have been approved by counsel for the Underwriters.

         (d) You shall not have advised the Company that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact, which, in the opinion of counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or necessary to make the statements therein not misleading.

         (e) Subsequent to the execution and delivery of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition, results of operations, business, properties or prospects of the Company, whether or not arising in the ordinary course of business, which, in the judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

         (f) There shall have been furnished to you, as Representatives of the Underwriters, on the First Closing Date or the Second Closing Date, as the case may be, except as otherwise expressly provided below:

                  (i) An opinion of Venable, Baetjer, Howard & Civiletti, LLP, counsel for the Company and for the Selling Stockholders, addressed to the Underwriters and dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                        (1) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland with corporate power and authority to own its properties and conduct its business as described in the Prospectus; and the Company has been duly qualified to do business as a foreign corporation under the corporation law of, and is in good standing as such in, every jurisdiction where the ownership or leasing of property, or the conduct of its business requires such qualification except where the failure so to qualify would not have, individually or in the aggregate, a Material Adverse Effect;

                        (2) the Charter Amendment was authorized by all necessary corporate action (including, without limitation, stockholder approval) on the part of the Company; to the best of such counsel's knowledge, all consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications required to be obtained in connection with the Charter Amendment were obtained, other than such consents, approvals, authorizations, orders, Licenses, certificates, permits, registrations or qualifications which, individually or in the aggregate, would not have a Material Adverse Effect; the Charter Amendment did not and will not (i) conflict with or result in a breach or violation of any of terms or provisions of, or constitute a default under, any Contract known to such counsel to which the Company is bound or to which any of the property or assets of the Company is subject, (ii) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or (iii) result in any violation of the provisions of any statute or any order, rule or regulation known to such counsel of any court or Governmental Authority having jurisdiction over the Company or any of its properties, other than, in the case of clauses (i) and (iii) above, such conflicts, breaches, violations or defaults that, individually or in the aggregate, would not have a Material Adverse Effect; the Charter Amendment and such other documents as are required by the Maryland Business Corporation Act to be filed with the Department of Assessments and Taxation of Maryland have been duly filed, and the Charter Amendment became effective in accordance with all applicable laws;

                        (3) the authorized capital stock of the Company, of which there is outstanding the amount set forth in the Registration Statement and Prospectus (except for subsequent issuances, if any, pursuant to stock options, warrants or other rights referred to in the Prospectus) and which consists of (i) 5,000,000 shares of preferred stock, which may be designated in series with such rights, preferences and obligations as determined by resolution of the Company's board of directors of which no shares were issued and outstanding as of the date hereof and (ii) 25,000,000 shares of Common Stock of which __________ shares were issued and outstanding as of the date hereof conforms as to legal matters in all material respects to the description thereof in the Registration Statement and Prospectus; and the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable and free of statutory preemptive rights;

                        (4) the certificates for the Shares to be delivered hereunder are in due and proper form, and when duly countersigned by the Company's transfer agent and delivered to you or upon your order against payment of the agreed consideration therefor in accordance with the provisions of this Agreement and the Pricing Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid and nonassessable and will be free of any pledge, lien, encumbrance, equities, claim or preemptive rights of, rights of first refusal in favor of stockholders with respect to any of the Shares, or the issuance or sale thereof, whether pursuant to the Company's articles of incorporation, bylaws, contract or otherwise; and there are no contractual preemptive rights, rights of first refusal, rights of co-sale or other similar rights which exist with respect to any of the Shares, or the issuance or sale thereof; and the Shares sold hereunder have been duly and validly authorized and qualified for inclusion on the Nasdaq National Market, subject to notice of issuance;

                        (5) the Registration Statement has become effective under the 1933 Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act, and the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable), the Prospectus and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the 1933 Act; such counsel have no reason to believe that either the Registration Statement (including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A(b) and/or Rule 434, if applicable) or the Prospectus, or the Registration Statement or the Prospectus as amended or supplemented (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion), as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; the statements in the Registration Statement and the Prospectus summarizing statutes, rules and regulations are accurate and fairly and correctly present the information disclosed therein or required to be presented by the 1933 Act or the rules and regulations thereunder, in all material respects and such counsel does not know, of any statute, rule, regulation, indenture, lease, credit agreement or other agreement or instrument required to be described or referred to in the Registration Statement or the Prospectus that are not described or referred to therein as required; and such counsel does not know of any legal or governmental proceedings pending or threatened required to be described in the Prospectus which are not described as required, nor of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described or filed, as required;

                        (6) the statements under the captions "Management," "Description of Capital Stock" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries and fairly and correctly present, in all material respects, the information disclosed or required to be disclosed with respect to such documents and matters by the 1933 Act and the rules and regulations thereunder;

                        (7) this Agreement and the Pricing Agreement and the performance of the Company's obligations hereunder and thereunder have been duly authorized by all necessary corporate action and this Agreement and the Pricing Agreement have been duly executed and delivered by and on behalf of the Company, and are legal, valid and binding agreements of the Company, except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except as to those provisions relating to indemnities for liabilities arising under the 1933 Act as to which no opinion need be expressed; and no approval, authorization or consent of any Governmental Authority is necessary in connection with the execution, delivery, performance and enforcement of this Agreement and the Pricing Agreement or the consummation of the transactions contemplated hereby or thereby (other than under the 1933 Act, applicable state securities laws and blue sky laws and the rules of the NASD);

                        (8) the execution, delivery and performance of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated hereby will not (i) violate or contravene any of the provisions of, or result in a default under, any agreement, contract, franchise, license, indenture, mortgage, deed of trust or other instrument, known to such counsel, of the Company or by which the property of the Company is bound except where such violation, contravention, or default would not be material to the Company or prevent or impair the consummation of the transactions contemplated hereby, (ii) violate or contravene any of the provisions of the articles of incorporation or bylaws of the Company, (iii) or so far as is known to such counsel, violate any statute, rule or regulation of any governmental authority having jurisdiction over the Company or of its properties;

                           (9) to the best of such counsel's knowledge after due inquiry and investigation, the Company is not (i) in violation of its articles of incorporation or bylaws, (ii) in breach of or in default under (nor has any event occurred which, with notice, lapse of time or both would constitute a breach of, or default under) any contract, lease, franchise, license, indenture, mortgage, deed of trust, credit agreement or other agreement or instrument to which the Company is a party or by which the Company or its properties may be bound or affected or (iii) in violation of any statute, rule or regulation of any governmental authority having jurisdiction over the Company, or its properties, where such violation, contravention, breach or default, individually or in the aggregate, could have a Material Adverse Effect;

                           (10) other than as set forth in the Prospectus, to such counsel's knowledge, there are no legal or governmental proceedings pending to which the Company is a party or of which any property of the Company is subject which, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect; and to such counsel's knowledge no such proceedings are threatened or contemplated by any Governmental Authority or third parties;

                        (11) to the best of such counsel's knowledge after due inquiry and investigation, the Company has obtained all Licenses required by any Governmental Authority to properly and legally operate or conduct the businesses in which it is engaged on the First Closing Date and the Second Closing Date and which are necessary or desirable for the successful conduct of its business as it is conducted and proposed to be conducted (except in each case where the failure to obtain such Licenses would not and could not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect), and each such License has been duly obtained, is valid and in full force and effect, and is renewable by its terms or in the ordinary course of business without the need to comply with any more burdensome qualification procedures than applicable in the past or to pay any amount other than routine filing fees. To the best of such counsel's knowledge, the Company (a) is not subject to any pending or threatened administrative or judicial proceeding to revoke, cancel or declare any License granted to it invalid in any respect, (b) is not acting outside the scope and authority granted to it pursuant to any such License, or otherwise is in default or in violation with respect to any such License, and no event has occurred which constitutes, or with due notice or lapse of time or both may constitute, a default by it or a violation of, any License and (c) has not permitted any Licenses granted to it to lapse since its original effective date, except where such default, violation or lapse would not nor could be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect;

                        (12) to the best of such counsel's knowledge after due inquiry and investigation, all offers and sales of the Company's capital stock during the three years prior to the date hereof were at all relevant times exempt from the registration requirements of the 1933 Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state and foreign securities laws and blue sky laws;

                        (13) with respect to each Selling Stockholder, this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by or on behalf of each such Selling Stockholder; the Agents and the Custodian for each such Selling Stockholder have been duly and validly authorized to carry out all transactions contemplated herein on behalf of each such Selling Stockholder; and the performance of this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement and the consummation of the transactions herein and therein contemplated by such Selling Stockholders will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule or regulation of any governmental authority or any contract, lease, franchise, license, indenture, mortgage, deed of trust, credit agreement or other agreement or instrument known to such counsel to which any of such Selling Stockholders is a party or by which any are bound or to which any of the property of such Selling Stockholders is subject, or any order, rule or regulation known to such counsel of any Governmental Authority having jurisdiction over any of such Selling Stockholders or any of their properties; and no consent, approval, authorization or order of any Governmental Authority is required for the consummation of the transactions contemplated by this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement in connection with the sale of Shares to be sold by such Selling Stockholders hereunder, except such as have been obtained under the 1933 Act and such as may be required under applicable state securities laws or blue sky laws in connection with the purchase and distribution of such Shares by the Underwriters and the clearance of such offering with the NASD;

                        (14) each Selling Stockholder has full right, power and authority to enter into this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold on the First Closing Date or the Second Closing Date, as the case may be, by such Selling Stockholder hereunder and good and marketable title to such Shares so sold, free and clear of all voting trust arrangements, pledges, liens, encumbrances, equities, claims and community property rights whatsoever, has been transferred to the Underwriters (who counsel may assume to be bona fide purchasers) who have purchased such Shares hereunder;

                        (15) this Agreement, the Pricing Agreement and the Power of Attorney and Custody Agreement are legal, valid and binding agreements of each Selling Stockholder except as enforceability of the same may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights and by the exercise of judicial discretion in accordance with general principles applicable to equitable and similar remedies and except with respect to those provisions relating to indemnities for liabilities arising under the 1933 Act, as to which no opinion need be expressed;

                        (16) the Company is not, and, assuming the application of the Company's proceeds as described under the caption "Use of Proceeds" in the Prospectus, upon consummation of the transactions contemplated hereby will not be, an "investment company" or a person "controlled by" an "investment company" within the meaning of the Investment Company Act; and

                        (17) within the six months immediately preceding the date of this Agreement, neither the Company nor, such counsel's knowledge, any person acting on behalf of the Company has offered or sold to any person any Common Stock or Common Stock Equivalents, other than the Shares and other than offers and sales under restrictions and other circumstances reasonably designed to prevent such offers and sales from becoming integrated into the offer and sale of the Shares contemplated by this Agreement in the United States and to United States persons so as to cause such offer and sale of the Shares contemplated by this Agreement not to be in compliance with the registration provisions of the 1933 Act.

         In rendering such opinion, such counsel may state that they are relying upon the certificate of Registrar and Transfer Company, the transfer agent for the Common Stock, as to the number of shares of

Common Stock at any time or times outstanding, and that insofar as their opinion under clause (5) above relates to the accuracy and completeness of the Prospectus and Registration Statement, it is based upon a general review with the Company's representatives and independent accountants of the information contained therein, without independent verification by such counsel of the accuracy or completeness of such information. Such counsel may also rely upon the opinions of competent local or foreign counsel, satisfactory to counsel to the Underwriters as to local or foreign legal matters in jurisdictions other than those in which they are licensed to practice and, as to factual matters, on certificates of the Selling Stockholders and of officers of the Company and of state officials, in which case their opinion is to state that they are so doing and copies of such opinions or certificates are to be attached to the opinion unless such opinions or certificates (or, in the case of certificates, the information therein) have been otherwise previously furnished to the Representatives and accurately identified in such opinion. Additionally, in rendering the opinion required by clauses (4) and (14) above, counsel may rely in part upon a certificate of the applicable Selling Stockholders and the Company in respect of matters of fact as to ownership of, and contractual liens, encumbrances, equities or claims on or rights of first refusal with respect to the shares sold which are not otherwise reflected on the certificates evidencing the Shares or in the Company's records provided that such counsel states they believe both the underwriter's legal counsel and they are justified in relying upon such certificate and, in rendering the opinion required by clauses (7) and
(15) above, may assume that applicable provisions of Illinois law are similar to the provisions of Maryland law; provided counsel has no knowledge to the contrary.

                  (ii) Such opinion or opinions of Sonnenschein Nath & Rosenthal, counsel for the Underwriters, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, the validity of the Shares to be sold by the Company, the Registration Statement and the Prospectus and other related matters as you may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they request for the purpose of enabling them to pass upon such matters.

                  (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                        (1) the representations and warranties of the Company set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such Closing Date; and

                        (2) the Commission has not issued an order preventing or suspending the use of the Prospectus or any preliminary prospectus filed as a part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and to the best knowledge of the respective signers, no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act.

         The delivery of the certificate provided for in this subparagraph shall be and constitute a representation and warranty of the Company as to the facts required in the immediately foregoing clauses (1) and (2) of this subparagraph to be set forth in such certificate.

                  (iv) A certificate of each Selling Stockholder (which may be signed by one or more Agents on behalf of such Selling Stockholder) dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that the representations and warranties of such Selling Stockholder set forth in
Section 3 of this Agreement are true and correct as of such date and the Selling Stockholder has complied with all the agreements and satisfied all the conditions on the part of such Selling Stockholder to be performed or satisfied at or prior to such date.

                  (v) At the time the Pricing Agreement is executed and also on the First Closing Date or the Second Closing Date, as the case may be, there shall be delivered to you a letter addressed to you, as Representatives of the Underwriters, from KPMG LLP, independent accountants, the first one to be dated the date of the Pricing Agreement, the second one to be dated the First Closing Date and the third one (in the event of a second closing) to be dated the Second Closing Date, to the effect set forth in SCHEDULE C. There shall not have been any change or decrease specified in the letters referred to in this subparagraph which makes it impractical or inadvisable in the judgment of the Representatives to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (vi) At or before the time the Pricing Agreement is executed, there shall be delivered to you a letter substantially in the form of EXHIBIT B hereto from each of the Company's officers, directors and stockholders.

                  (vii) Such further certificates, opinions and other documents as you may reasonably request.

         All such opinions, certificates, letters and documents shall be in compliance with the provisions hereof only if they are satisfactory to you and to Sonnenschein Nath & Rosenthal, counsel for the Underwriters, which approval shall not be unreasonably withheld. The Company shall furnish you with such manually signed or conformed copies of such opinions, certificates, letters and documents as you request.

         If any condition to the Underwriters' obligations hereunder to be satisfied prior to or at the First Closing Date is not so satisfied, this Agreement at your election will terminate upon notification to the Company and the Selling Stockholders without liability on the part of any Underwriter or the Company or any Selling Stockholder, except for the expenses to be paid or reimbursed by the Company pursuant to Sections 7 and 9 hereof and except to the extent provided in Section 11 hereof.

         SECTION 9. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale to the Underwriters of the Shares on the First Closing Date is not consummated because any condition of the Underwriters' obligations hereunder is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, unless such failure to satisfy such condition or to comply with any provision hereof is due to the default or omission of any Underwriter, the Company agrees to reimburse you and the other Underwriters upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been reasonably incurred by you and them in connection with the proposed purchase and the sale of the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of this Section, Section 9 and Section 11 shall at all times be effective and shall apply.

         SECTION 10. EFFECTIVENESS OF REGISTRATION STATEMENT. You, the Company and the Selling Stockholders will use your, its and their best efforts to cause the Registration Statement to become effective, if it has not yet become effective, and to prevent the issuance of any stop order suspending the effectiveness of the Registration Statement and, if such stop order be issued, to obtain as soon as possible the lifting thereof.

         SECTION 11. INDEMNIFICATION.

         (a) The Company and each Management Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company and/or such Management Selling Stockholders, as the case may be), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) neither the Company nor any Management Selling Stockholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by an Underwriter furnished to the Company by or on behalf of any such Underwriter through the Representatives, specifically for use in the preparation thereof and (ii) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if (a) the Prospectus was required by law to have been delivered at or prior to the written confirmation of the sale of the Shares to such person and it is established that a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, (b) such Prospectus (as then amended or supplemented) was furnished by the Company to such Underwriter in the requisite quantity on a timely basis to permit such sending or giving and was included in the Registration Statement on file with the Commission at the time the Registration Statement became effective, and (c) the Prospectus (as then amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(b), Section 6(d) or Section 6(h). In addition to their other obligations under this Section 11(a), the Company and the Management Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(a), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company's and the Management Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which the Company and the Management Selling Stockholders may otherwise have. Each Management Selling Stockholder's obligations with respect to indemnification pursuant to this Section 11(a) are subject to the limitations set forth in the last paragraph of Section 11(b).

         The Company further agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act, from and against any and all losses, claims, damages and liability (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim), joint or several, (i) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) arising out of or based upon the failure of any Participant to pay for and accept delivery of Directed Shares that the Participants agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith, willful misconduct or gross negligence of any such Underwriter.

         (b) Each Institutional Selling Stockholder and Other Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act or the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the 1933 Act, the Exchange Act or other foreign, federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Stockholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that (i) no such Selling Stockholder will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by an Underwriter furnished to the Company by or on behalf of any such Underwriter through the Representatives, specifically for use in the preparation thereof, or (B) the breach by any other Selling Stockholder of any representation, warranty or covenant contained in
Section 3(a) of this Agreement (or in any certificate of such person delivered pursuant hereto relating thereto) insofar as the loss, claim, damage or liability arose out of or is based upon such breach; (ii) no Other Selling Stockholder will be liable in any such case except to the extent that any such loss, claim, damage or liability arises out of or is based upon (A) a breach of any representation, warranty or covenant of such Other Selling Stockholder contained in Section 3 hereof (or in any certificate of such person delivered pursuant hereto relating thereto), or (B) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information furnished in writing by or on behalf of any such Other Selling Stockholder expressly for use in the Registration Statement, preliminary prospectus, the Prospectus or any amendment or supplement thereto; (iii) with respect to liability arising from any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement at the time of effectiveness pursuant to Rule 430A and/or Rule 434, if applicable, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, an Institutional Selling Stockholder will be liable only with respect to untrue statements or omissions of which such Institutional Selling Stockholder had knowledge and untrue statements or omissions related to, resulting from arising out of facts or circumstances of which such Institutional Selling Stockholder had knowledge (for the purposes of this clause (iii) "knowledge" shall mean the actual knowledge of an Institutional Selling Stockholder and includes the knowledge of their respective representative on the board of directors of the Company); and (iv) the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Shares, or any person controlling such Underwriter, if (a) the Prospectus was required by law to have been delivered at or prior to the written confirmation of the sale of the Shares to such person and it is established that a copy of the Prospectus was not sent or given by or on behalf of such Underwriter to such person, (b) such Prospectus (as then amended or supplemented) was furnished by the Company to such Underwriter in the requisite quantity on a timely basis to permit such sending or giving and was included in the Registration Statement on file with the Commission at the time the Registration Statement became effective, and (c) the Prospectus (as then amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 6(b), Section 6(d) or Section 6(h). In addition to their other obligations under this Section 11(b), such Selling Stockholders agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this
Section 11(b), they will reimburse the Underwriters on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of such Selling Stockholders' obligation to reimburse the Underwriters for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Selling Stockholders may otherwise have.

         Without limiting the full extent of (i) the Company's agreement to indemnify each Underwriter (and controlling persons thereof, if any), as herein provided, (ii) the liability of the Company with respect to the breach by the Company of any representation, warranty or covenant contained in this Agreement (or in any certificate of the Company delivered pursuant hereto) and (iii) the liability of any Selling Stockholder with respect to the breach by such Selling Stockholders of any representation, warranty or covenant contained in Section 3(a) of this Agreement (or in any certificate of such Selling Stockholder delivered pursuant hereto relating thereto), notwithstanding anything contained in this Agreement to the contrary, each Selling Stockholder shall be liable under (A) the indemnification agreements contained in Section 11(a) (in the case of the Management Selling Stockholders) and the first paragraph of this Section 11(b) (in the case of the Institutional Selling Stockholders and the Other Selling Stockholders), (B) the representations and warranties of such Selling Stockholder contained in Sections 3(b), 3(c) and 3(d) hereof (or in any certificate of such Selling Stockholder delivered pursuant hereto relating to such representations and warranties), or (C) the contribution provisions contained in Section 11(e) of this Agreement, only for an amount not exceeding, in the aggregate, the net proceeds received by such Selling Principal Stockholder from the sale of Shares by such Selling Principal Stockholder hereunder. The Company and the Selling Stockholders may agree, as among themselves and without limiting the rights of the Underwriters and controlling persons under this Agreement, as to the respective amounts of such liability for which each of them shall be responsible.

         (c) Each Underwriter will severally indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, each Selling Stockholder and each person, if any, who controls the Company within the meaning of the 1933 Act or the Exchange Act, against any losses, claims, damages or liabilities to which the Company, or any such director, officer, Selling Stockholder or controlling person may become subject under the 1933 Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any preliminary prospectus, the Prospectus, or any amendment or supplement thereto in reliance upon and in conformity with information contained in a writing signed by such Underwriter furnished to the Company by such Underwriter through the Representatives specifically for use in the preparation thereof. In addition to their other obligations under this Section 11(c), the Underwriters agree that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, described in this Section 11(c), they will reimburse the Company and the Selling Stockholders on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Underwriters' obligation to reimburse the Company and the Selling Stockholders for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

         (d) Promptly after receipt by an indemnified party under this
Section 11 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 11, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except to the extent that the indemnifying party was prejudiced by such failure to notify. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, or the indemnified and indemnifying parties may have conflicting interests which would make it inappropriate for the same counsel to represent both of them, the indemnified party or parties shall have the right to select separate counsel to assume such legal defense and otherwise to participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 11 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defense in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, approved by the Representatives in the case of paragraph (a) representing all indemnified parties not having different or additional defenses or potential conflicting interest among themselves who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability arising out of such proceeding.

         (e) If the indemnification provided for in this Section 11 is unavailable to an indemnified party under paragraphs (a), (b) or (c) hereof in respect of any losses, claims, damages or liabilities referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The respective relative benefits received by the Company, the Selling Stockholders and the Underwriters shall be deemed to be in the same proportion in the case of the Company and the Selling Stockholders as the total price paid to the Company and the Selling Stockholders for the Shares by the Underwriters (net of underwriting discount but before deducting expenses), and in the case of the Underwriters as the underwriting discount received by them bears to the total of such amounts paid to the Company and the Selling Stockholders and received by the Underwriters as underwriting discount in each case as contemplated by the Prospectus. The relative fault of the Company and the Selling Stockholders and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Selling Stockholders or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim. Each Selling Stockholder's obligations with respect to contribution pursuant to this Section 11(e) are subject to the limitations set forth in the last paragraph of Section 11(b).

         The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 11 are several in proportion to their respective underwriting commitments and not joint. Each Selling Stockholder's obligations to contribute pursuant to this Section 11(e) are subject to the limitation set forth in the last paragraph of Section 11(b) hereof.

         (f) The provisions of this Section 11 shall survive any termination of this Agreement.

         SECTION 12. DEFAULT OF UNDERWRITERS. It shall be a condition to the agreement and obligation of the Company and the Selling Stockholders to sell and deliver the Shares hereunder, and of each Underwriter to purchase the Shares hereunder, that, except as hereinafter in this paragraph provided, each of the Underwriters shall purchase and pay for all Shares agreed to be purchased by such Underwriter hereunder upon tender to the Representatives of all such Shares in accordance with the terms hereof. If any Underwriter or Underwriters default in their obligations to purchase Shares hereunder on the First Closing Date or the Second Closing Date, as the case may be, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10 percent of the total number of Shares which the Underwriters are obligated to purchase on the First Closing Date or the Second Closing Date, as the case may be, the Representatives may make arrangements satisfactory to the Company and the Selling Stockholders for the purchase of such Shares by other persons, including any of the Underwriters, but if no such arrangements are made by such date the nondefaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Shares which such defaulting Underwriters agreed but failed to purchase on such date. If any Underwriter or Underwriters so default and the aggregate number of Shares with respect to which such default or defaults occur is more than the above percentage and arrangements satisfactory to the Representatives and the Company and the Selling Stockholders for the purchase of such Shares by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any nondefaulting Underwriter or the Company or the Selling Stockholders, except for the expenses to be paid by the Company pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof.

         In the event that Shares to which a default relates are to be purchased by the nondefaulting Underwriters or by another party or parties, the Representatives or the Company shall have the right to postpone the First Closing Date or the Second Closing Date, as the case may be, for not more than seven business days in order that the necessary changes in the Registration Statement, Prospectus and any other documents, as well as any other arrangements, may be effected. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

         SECTION 13. EFFECTIVE DATE. This Agreement shall become effective immediately as to Sections 7, 8, 11 and 13 and as to all other provisions at 10:00 A.M., Chicago Time, on the day following the date upon which the Pricing Agreement is executed and delivered, unless such a day is a Saturday, Sunday or holiday (and in that event this Agreement shall become effective at such hour on the business day next succeeding such Saturday, Sunday or holiday), unless prior to such time you shall have given notice to the Company that you elect that such other provisions of this Agreement shall not become effective; but this Agreement shall nevertheless become effective at such earlier time after the Pricing Agreement is executed and delivered as you may determine on and by notice to the Company and the Selling Stockholders or by release of any Shares for sale to the public. For the purposes of this Section, the Shares shall be deemed to have been so released upon the release for publication of any newspaper advertisement relating to the Shares or upon the release by you of telegrams (i) advising Underwriters that the Shares are released for public offering, or (ii) offering the Shares for sale to securities dealers, whichever may occur first.

         SECTION 14. TERMINATION. Without limiting the right to terminate this Agreement pursuant to any other provision hereof:

         (a) This Agreement may be terminated by the Company by notice to you and the Selling Stockholders or by you by notice to the Company and the Selling Stockholders at any time prior to the time this Agreement shall become effective as to all its provisions, and any such termination shall be without liability on the part of the Company or the Selling Stockholders to any Underwriter (except for the expenses to be paid or reimbursed pursuant to Section 6 hereof and except to the extent provided in Section 10 hereof) or of any Underwriter to the Company or the Selling Stockholders.

         (b) This Agreement may also be terminated by you prior to the First Closing Date, and the option referred to in Section 5, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) trading in securities on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or minimum prices shall have been established on such exchanges, or (ii) a banking moratorium shall have been declared by Illinois, Maryland, New York or United States authorities, or (iii) there shall have been any change in financial markets or in political, economic or financial conditions which, in the opinion of the Representatives, either renders it impracticable or inadvisable to proceed with the offering and sale of the Shares on the terms set forth in the Prospectus or materially and adversely affects the market for the Shares, or (iv) there shall have been an outbreak of major armed hostilities between the United States and any foreign power which in the opinion of the Representatives makes it impractical or inadvisable to offer or sell the Shares. Any termination pursuant to this paragraph (b) shall be without liability on the part of any Underwriter to the Company or the Selling Stockholders or on the part of the Company to any Underwriter or the Selling Stockholders (except for expenses to be paid or reimbursed pursuant to Section 7 hereof and except to the extent provided in Section 11 hereof).

         SECTION 15. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY. The respective indemnities, agreements, representations, warranties and other statements of the Company, of its officers, of the Selling Stockholders, and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of its or their partners, principals, members, officers or directors or any controlling person, or the Selling Stockholders, as the case may be, and will survive delivery of and payment for the Shares sold hereunder.

         SECTION 16. NOTICES. All communications hereunder will be in writing and, if sent to the Underwriters will be mailed, delivered or telegraphed and confirmed to you c/o William Blair & Company, L.L.C., 222 West Adams Street, Chicago, Illinois 60606, with a copy to Michael M. Froy, Sonnenschein Nath & Rosenthal, 233 South Wacker Drive, Chicago, Illinois 60606; and if sent to the Company will be mailed, delivered or telegraphed and confirmed to the Company at the corporate headquarters, 6711 Baymeadow Drive, Glen Burnie, MD 21060, with a copy to Elizabeth R. Hughes, Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Avenue, N.W., Suite 1000, Washington, DC 20005-3917; and if sent to the Selling Stockholders will be mailed, delivered or telegraphed and confirmed to the Agents and the Custodian at such address as they have previously furnished to the Company and the Representatives, with a copy to Elizabeth R. Hughes, Venable, Baetjer, Howard & Civiletti, LLP, 1201 New York Avenue, N.W., Suite 1000, Washington, DC 20005-3917.

         SECTION 17. SUCCESSORS. This Agreement and the Pricing Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors, personal representatives and assigns, and to the benefit of the officers and directors and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares as such from any of the Underwriters merely by reason of such purchase.

         SECTION 18. REPRESENTATION OF UNDERWRITERS. You will act as Representatives for the several Underwriters in connection with this financing, and any action under or in respect of this Agreement taken by you will be binding upon all the Underwriters.

         SECTION 19. PARTIAL UNENFORCEABILITY. If any section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, paragraph or provision hereof.

         SECTION 20. APPLICABLE LAW. This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to any provisions relating to conflicts of laws.

         SECTION 21. CONSENT TO JURISDICTION AND SERVICE OF PROCESS. All judicial proceedings arising out of or relating to this Agreement and the Pricing Agreement may be brought in any state or federal court of competent jurisdiction in the State of Illinois, and by execution and delivery of this Agreement, the Company and the Selling Stockholders accept for themselves and in connection with their properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waive any defense of forum non conveniens and irrevocably agree to be bound by any final judgment rendered thereby in connection with this Agreement. The Company and the Selling Stockholders designate and appoint __________________, and such other persons as may hereafter be selected by the Company and the Selling Stockholders irrevocably agreeing in writing to so serve, as their agent to receive on their behalf service of all process in any such proceedings in any such court, such service being hereby acknowledged by the Company and the Selling Stockholders to be effective and binding service in every respect. A copy of any such process to serviced shall be mailed by registered mail to the Company and the Selling

Stockholders at the addresses provided in Section 15 hereof; provided, however, that, unless otherwise provided by applicable law, any failure to mail such copy shall not affect the validity of service of such process. If any agent appointed by the Company or the Selling Stockholders refuses to accept service, the Company and the Selling Stockholders hereby agree that service of process sufficient for personal jurisdiction in any action against the Company and the Selling Stockholders in the State of Illinois may be made by registered or certified mail, return receipt requested to the Company and the Selling Stockholders at the addresses provided in Section 15 hereof, and the Company and the Selling Stockholders hereby acknowledge that such service shall be effective and binding in every respect. Nothing herein shall affect to right to serve process in any other manner permitted by law or shall limit the right of any Underwriter to bring proceeding against the Company and the Selling Stockholders in the courts of any other jurisdiction.

         SECTION 22. INTERPRETATION OF CERTAIN TERMS. Any words herein used in the singular shall denote the plural as the context so requires and, when used herein in the plural shall denote the singular as the context so requires. Pronouns used herein, whether masculine, feminine, or neuter, shall be interpreted as the context so requires. The word "INCLUDING" shall mean "INCLUDING, WITHOUT LIMITATION," and thus indicate part of a larger whole; but shall not be interpreted as indicating the stated limits or extremes. Any reference to any federal, state, or local law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise.

         SECTION 23. COUNTERPARTS. This Agreement may be executed in one or any number of counterparts, each of which, once so executed, shall be deemed to be an original, and such counterparts together shall constitute and be one and the same instrument binding on all the parties hereto. This Agreement may be executed by facsimile signature and a facsimile signature shall constitute an original signature for all purposes.

                ***REMAINDER OF PAGE INTENTIONALLY LEFT BLANK***

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Underwriting Agreement to us, whereupon it will become a binding agreement among the Company and the several Underwriters including you, all in accordance with its terms.

                                     Very truly yours,

                                     THE WHITE HOUSE, INC.


                                     By:
                                         ---------------------------------------
                                     Name:    Richard D. Sarmiento
                                     Title:   Chief Executive Officer


                                     THE SELLING STOCKHOLDERS NAMED IN
                                     SCHEDULE B


                                     By:
                                         ---------------------------------------
                                         Richard D. Sarmiento
                                         as Agent and Attorney-in-Fact


                                     By:
                                         ---------------------------------------
                                         Craig J. Foley
                                         as Agent and Attorney-in-Fact


                                     By:
                                         ---------------------------------------
                                         Howard E. Goldstein
                                         as Agent and Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

Acting As Representatives of the Several
Underwriters Named In Schedule A

By: William Blair & Company, L.L.C.


By:
   ---------------------------------
Name:
Title:

                                   SCHEDULE A


                                                                                      NUMBER OF FIRM SHARES
                                UNDERWRITER                                              TO BE PURCHASED
                                -----------                                           ---------------------
William Blair & Company, L.L.C.........................................
SG Cowen Securities Corporation........................................
RBC Dain Rauscher Inc..................................................





     Total.............................................................


                                   SCHEDULE B



                                                                               NUMBER OF FIRM      NUMBER OF OPTION
                                                                             SHARES TO BE SOLD    SHARES TO BE SOLD
                                                                             -----------------    ------------------
Company ................................................................

Richard Sarmiento ......................................................

Patricia Darrow Smith ..................................................

Michael Smith ..........................................................

Chancellor Private Capital Offshore Partners I, C.V. ...................

Chancellor Private Capital Offshore Partners II, L.P. ..................

Chancellor Private Capital Partners III, L.P.  .........................

Citiventure 96 Partnership, L.P. .......................................

Phillips-Smith Specialty Retail Group III, L.P. ........................

[Insert Selling Stockholders]...........................................


                                   SCHEDULE C

                    COMFORT LETTER FOR THE WHITE HOUSE, INC.
                           TO BE DELIVERED BY KPMG LLP

     (1) They are independent public accountants with respect to the Company within the meaning of the 1933 Act.

     (2) In their opinion the consolidated financial statements and schedules of the Company included in the Registration Statement and the consolidated financial statements of the Company from which the information presented under the captions "Summary Financial and Operating Data" and "Selected Financial and Operating Data" has been derived which are stated therein to have been examined by them comply as to form in all material respects with the applicable accounting requirements of the 1933 Act.

     (3) On the basis of specified procedures (but not an examination in accordance with generally accepted auditing standards), including inquiries of certain officers of the Company responsible for financial and accounting matters as to transactions and events subsequent to the end of the most recently completed fiscal year of the Company, a reading of minutes of meetings of the stockholders and directors of the Company since the end of the most recently completed fiscal year, a reading of the latest available interim unaudited financial statements of the Company (with an indication of the date thereof) and other procedures as specified in such letter, nothing came to their attention which caused them to believe that (i) the unaudited financial statements of the Company included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act or that such unaudited financial statements are not fairly presented in accordance with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (ii) the amounts in "Summary Financial and Operating Data" and "Selected Financial and Operating Data" included in the Prospectus do not agree with or are not derivable from the corresponding amounts in the audited financial statements or unaudited financial statements (as applicable) from which such amounts were derived and (iii) at a specified date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there was any change in the capital stock or long-term debt or short-term debt (other than normal payments) of the Company or any decrease (increase) in consolidated net current assets (total current liabilities) or any decrease in total stockholders' equity as compared with amounts shown on the latest unaudited balance sheet of the Company included in the Registration Statement or for the period from the date of such balance sheet to a date not more than five days prior to the date thereof in the case of the first letter and not more than two business days prior to the date thereof in the case of the second and third letters, there were any decreases, as compared with the corresponding period of the prior year, in net sales, income before income taxes or in the total or per share amounts of net income except, in all instances, for changes or decreases which the Prospectus discloses have occurred or may occur or which are set forth in such letter.

     (4) If any pro forma financial information is included in the Prospectus, on the basis of reading such pro forma information, carrying out specified procedures, inquiries of certain officials of the Company who have responsibility for financial and accounting matters, and proving the arithmetic accuracy of the application of the pro forma adjustments to the historical amounts, nothing came to their attention which caused them to believe that the pro forma financial information does not comply in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X and the pro forma adjustments have not been properly applied to the historical amounts in the compilation of such information.

     (5) They have carried out specified procedures, which have been agreed to by the Representatives, with respect to certain information in the Prospectus specified by the Representatives, and on the basis of such procedures, they have found such information to be in agreement with the general accounting records of the Company.

                                    EXHIBIT A

                              THE WHITE HOUSE, INC.

                         ___________ Shares Common Stock
  (Plus an Option to Acquire Up to ___________ Shares to Cover Overallotments)

                                PRICING AGREEMENT

                                                             _____________, 2003

William Blair & Company, L.L.C.
SG Cowen Securities Corporation
RBC Dain Rauscher Inc.
     As Representatives of the Several
     Underwriters Named in Schedule A
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated ____________, 2003 (the "Underwriting Agreement") relating to the sale by the Company and the Selling Stockholders and the purchase by the several Underwriters for whom William Blair & Company, L.L.C., SG Cowen Securities Corporation and RBC Dain Rauscher Inc. are acting as representatives (the "Representatives"), of the above Shares. All terms herein shall have the definitions contained in the Underwriting Agreement except as otherwise defined herein.

         Pursuant to Section 5 of the Underwriting Agreement, the Company and each of the Selling Stockholders agree with the Representatives as follows:

         1. The initial public offering price per share for the Shares shall be $__________.

         2. The purchase price per share for the Shares to be paid by the several Underwriters shall be $__________, being an amount equal to the initial public offering price set forth above less $__________ per share.

         [Schedule A is amended as follows:]








                          ***SIGNATURE PAGE FOLLOWS***

         If the forgoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters, including you, all in accordance with its terms. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

                                       Very truly yours,

                                       THE WHITE HOUSE, INC.


                                       By:
                                           ------------------------------------
                                       Name:  Richard D. Sarmiento
                                       Title:  Chief Executive Officer

                                       [SELLING STOCKHOLDERS]


                                       By:
                                           -------------------------------------
                                           Agent and Attorney-in-Fact

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

WILLIAM BLAIR & COMPANY, L.L.C.

         Acting as Representatives of the
         Several Underwriters


By:  William Blair & Company, L.L.C.


         By:
             -------------------------------------
         Name:
         Title:

                                    EXHIBIT B

                              THE WHITE HOUSE, INC.

                            FORM OF LOCK-UP AGREEMENT


                              _______________, 2003


William Blair & Company, L.L.C.
SG Cowen Securities Corporation
RBC Dain Rauscher Inc.
         As Representatives of
         Several Underwriters
c/o William Blair & Company, L.L.C.
222 West Adams Street
Chicago, Illinois  60606

           Re:  THE WHITE HOUSE, INC.- LOCK-UP AGREEMENT

Ladies and Gentlemen:

         The undersigned understands that William Blair & Company, L.L.C. ("William Blair"), SG Cowen Securities Corporation and RBC Dain Rauscher Inc., as representatives of the underwriters to be named therein (the "Underwriters"), propose to enter into an Underwriting Agreement (the "Underwriting Agreement") with The White House Inc., a Maryland corporation (the "Company") and the stockholders named therein, providing for a public offering of the Company's common stock (the "Offered Shares") pursuant to a registration statement on Form S-1 (the "Registration Statement") that will be filed with the Securities and Exchange Commission (the "SEC").

         To induce the Underwriters to enter into the Underwriting Agreement and in consideration of the agreement by the Underwriters to offer and sell the Offered Shares and in recognition of the benefit that such an offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Offered Shares and continuing to and including the date 180 days after the date of such final Prospectus (the "Lock-up Period"), the undersigned will not, without the prior written consent of William Blair, directly or indirectly, (i) offer, sell, contract to sell, assign, transfer, encumber, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of the Company's common stock ("Common Stock"), or any options or warrants to purchase any shares of Common Stock of the Company or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company (collectively, "Common Stock Equivalents") held of record by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC as of the date of the final prospectus (collectively the "Lock-up Shares"), (ii) enter into or establish any arrangement constituting a "put equivalent position," as defined by Rule 16a-1(h) promulgated under the Securities Exchange Act of 1934, as amended,
(iii) enter into any swap or other arrangement that transfers all or a portion of the economic consequences associated with the ownership of the Lock-up Shares, (iv) exercise any registration rights with respect to any Common Stock or Common Stock Equivalents or (v) announce an intent to do any of the foregoing.

         The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Lock-up Shares even if the Lock-up Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Lock-up Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such of the Lock-up Shares.

         Notwithstanding the foregoing, the undersigned may transfer any or all Lock-up Shares (i) as a BONA FIDE gift or gifts, provided that the donee or donees thereof have executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, (ii) to any trust, partnership, limited liability company or other legal entity commonly used for estate planning purposes which is established for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee, general partner, manager or other administrator, as the case may be, has executed and delivered to William Blair a written agreement providing their agreement to be bound by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of William Blair & Company, L.L.C. on behalf of the Underwriters. For purposes of this letter agreement, "immediate family" shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; PROVIDED, HOWEVER, that in any such case, it shall be a condition to the transfer that the transferee has executed and delivered to William Blair a written agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the Lock-up Shares except in compliance with the foregoing restrictions. Following expiration of the Lock-up Period, it is understood and agreed that the undersigned may dispose of the Lock-up Shares free of any contractual obligation hereunder. Notwithstanding the foregoing, if, options for Common Stock held by the undersigned that are exercisable shall expire during the Lock-Up Period, unless exercised, the undersigned may exercise such options and sell the shares received upon exercise, to satisfy obligations under a cashless exercise arrangement, without the consent of the Underwriters, provided the shares issued upon the exercise of such options shall be subject the terms of this letter agreement and deemed Lock-up Shares except to the extent sold pursuant to such cashless exercise.

         The undersigned understands that the Company and the Underwriters are relying upon this letter agreement in proceeding toward consummation of the offering and the proposed public offering is still confidential. The undersigned further understands that this letter agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors, and assigns. If for any reason the Underwriting Agreement shall be terminate or be terminated prior to payment for and delivery of the Offered Shares on the First Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                         Very truly yours,


                                         ---------------------------------------
                                         Name - Please Print or Type

                                         [SIGN HERE]:


                                         By:
                                             -----------------------------------
                                         Title, if any:
                                                        ------------------------
                                         Date Signed:                     , 2003
                                                     ---------------------